SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Recovery Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	74-3231613
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1515 Wynkoop Street, Suite 200
Denver CO 80202
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable) N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.           Description of Registrant’s Securities to be Registered

Incorporated by reference to the disclosure set forth under "Description of Securities—Description of Common Stock" in the registrant's registration statement on Form S-1 (File No. 333-164291).

Item 2.           Exhibits.  List below all exhibits filed as a part of the registration statement:

Exhibit No.	Identification of Exhibits
3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant's periodic report on form 8-K filed on October 20, 2011).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the registrant's periodic report on form 8-K filed on June 18, 2010).
4.1	Stockholders Agreement with Hexagon Investments Incorporated (incorporated herein by reference to Exhibit 10.1 to the registrant's current report filed on form 8-K filed on June 29, 2010).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2011	Recovery Energy Inc. By /s/ A. Bradley Gabbard A. Bradley Gabbard Chief Financial Officer